UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2016

QUEST SOLUTION, INC.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

860 Conger Street, Eugene, OR 97402

(Address of Principal Executive Offices) (Zip Code)

(714) 899-4800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 17, 2016, Quest Solution, Inc. (the “Company”) entered into Promissory Note Conversion Agreements (the “Promissory Note Conversion Agreements”) with each of Jason F. Griffith, Thomas Miller, Viascan Group F/B/O Danis Kurdi & 3587967 Canada, Inc., Viascan Group, Inc., and George Zicman (the “Noteholders”). The Promissory Note Conversion Agreements converted certain outstanding debt owed by the Company to the Noteholders into shares of Series C Preferred Stock, $0.001 par value (“Series C Preferred Stock”) at a conversion rate of one share for each $1.00 of principal and accrued but unpaid interest due on the debt, as follows:

●	$1,800,000 of an amount of debt owed by the Company to Mr. Griffith under a promissory note was converted into 1,800,000 shares of Series C Preferred Stock issued to Mr. Griffith;

●	$1,000,000 of debt owed by the Company to Viascan Group, Inc. under a promissory note was converted into 1,000,000 shares of Series C Preferred Stock issued to Viascan Group, Inc.;

●	$800,000 of debt owed by the Company to Viascan Group F/B/O Danis Kurdi & 3587967 Canada, Inc. under a promissory note was converted into 800,000 shares of Series C Preferred Stock issued to Viascan Group F/B/O Danis Kurdi & 3587967 Canada, Inc.;

●	$684,000 of and amount of debt owed by the Company to Mr. Zicman under a promissory note was converted into 684,000 shares of Series C Preferred Stock issued to Mr. Zicman;

●	$357,000 owed by the Company to Mr. Zicman in connection with the Company’s redemption of 1,000,000 shares of common stock previously granted to Mr. Zicman to settle debt obligations was converted into 357,000 shares of Series C Preferred Stock; and

●	$200,000 of debt owed by the Company to Mr. Miller was converted into 200,000 shares of Series C Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Designation of Series C Preferred Stock with the Delaware Secretary of State on June 17, 2016, pursuant to the Board’s unanimous approval, at a meeting held on June 16, 2016, to create the Series C Preferred Stock. The shares of Series C Preferred Stock shall have a par value of $0.001 per share. The Certificate of Designation designates 15,000,000 shares as Series C Preferred Stock. The following description of the Certificate of Designation of Series C Preferred Stock is not complete and is qualified by reference to the complete document. A copy of the Certificate of Designation of Series C Preferred Stock is filed as Exhibit 3.1 to this report and is incorporated into this Item 5.03 by reference.

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Dividend and Distribution Rights

The holders of shares of Series C Preferred Stock, in preference to the holders of shares of common stock of the Company and of any other junior stock, shall be entitled to receive, out of funds legally available for the purpose, quarterly dividends at a rate of $0.06 per annum, payable quarterly in cash on the first day of January, April, July and October in each year, commencing on the first such date after the first issuance of a share or fraction of a share of Series C Preferred Stock.

Conversion Rights

The holders of the shares of Series C Preferred Stock shall be entitled, at their option, at any time, to convert all or any such shares of Series C Preferred Stock into a number of shares of common stock of the Company. Each share of Series C Preferred Stock shall convert into one share of common stock.

Redemption

The Company shall be entitled, at its option, at any time, to redeem all or any such shares of Series C Preferred Stock out of funds legally available therefor at a redemption price of $1.00 with no further action required on the part of the holders of Series C Preferred Stock.

Voting Rights

The holders of outstanding shares of Series C Preferred Stock generally shall be entitled to vote together with the holders of common stock as a single class on all matters submitted for a vote of holders of common stock and shall be entitled to one vote per share of Series C Preferred Stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each share of Series C Preferred Stock entitles the holder to receive, before any distribution or payment may be made to a holder of any other securities of the Company, an amount of $1.00 plus any accrued and unpaid dividends thereon.

Item 7.01. Regulation FD Disclosure

On June 21, 2016, the Company issued a press release (the “Press Release”) announcing the creation of the Series C Preferred Stock and the reduction of debt. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1, and the information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01. Other Events

On June 13, 2016, Viascan Group, Inc. agreed to discount its existing promissory note, dated October 1, 2015, by the amount of $500,000, effective June 30, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

3.1	Certificate of Designation of Series C Preferred Stock of Quest Solution, Inc.

99.1	Press Release, dated June 21, 2016 (furnished only)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016

QUEST SOLUTION, INC.

By:	/s/ Gilles Gaudreault
Gilles Gaudreault
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series C Preferred Stock of Quest Solution, Inc.

99.1	Press Release, dated June 21, 2016 (furnished only)

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